Exhibit 99.1

Cision Ltd. Announces Agreement to Be Acquired by an Affiliate of Platinum Equity for $10.00 Per Share in All Cash Deal Valued at Approximately $2.74 Billion

Transaction Provides Immediate Value for Shareholders

Acquisition Expected to Close in Q1 2020

CHICAGO, Oct. 22, 2019 /PRNewswire/ — Cision Ltd. (NYSE: CISN), a leading global provider of software and services to public relations and marketing communications professionals, today announced that it has entered into a definitive agreement to be acquired by an affiliate of Platinum Equity in an all cash transaction valued at approximately $2.74 billion.

Under the terms of the agreement, which has been unanimously approved by the members of Cision Ltd.’s board of directors, an affiliate of Platinum Equity will acquire all of the outstanding ordinary shares of Cision Ltd. for $10.00 per share in cash. The purchase price represents a 34% premium over Cision Ltd.’s 60-day volume-weighted average price ended on October 21, 2019.

A special meeting of Cision Ltd.’s shareholders will be held as soon as practicable following the filing of a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”) and subsequent mailing to its shareholders. Certain affiliates of GTCR, collectively holding approximately 34% of the outstanding shares of Cision Ltd., have entered into a voting agreement committing them to, among other things, vote in favor of adopting the acquisition agreement. The proposed transaction is expected to close in the first quarter of 2020 and is subject to approval by Cision Ltd.’s shareholders, along with the satisfaction of customary closing conditions and antitrust regulatory approvals, as necessary. Upon completion of the acquisition, Cision Ltd. will become wholly owned by an affiliate of Platinum Equity.

Cision Ltd. may solicit alternative acquisition proposals from third parties during a “go-shop” period from the date of the agreement until November 12, 2019. There is no guarantee that this process will result in a superior proposal, and the agreement provides Platinum Equity with a customary right to match a superior proposal and termination fee if a superior proposal is accepted. Cision Ltd. does not intend to disclose developments with respect to the solicitation process unless and until the company determines such disclosure is appropriate.

“This transaction will provide shareholders with immediate and substantial cash value, while also providing us with a partner that shares in our commitment to customers and employees and can add strategic and operational value,” said Kevin Akeroyd, Cision’s Chief Executive Officer. “Based on our extensive engagement with Platinum over the past several months, we are confident that Platinum’s support will enable Cision to execute on its strategy and next phase of growth.”

Commenting on the transaction, Platinum Equity Partner Jacob Kotzubei said: “Cision has a long history of leadership providing software and services to public relations and marketing communications professionals and has developed a growing portfolio of earned media management offerings for the world’s leading brands. Platinum looks forward to nurturing Cision’s core business, supporting and anticipating the diverse needs of the company’s customers, and driving new opportunities for innovation. As a private company, Cision will be able to make strategic investments for sustainable and profitable growth, while remaining agile and focused on operational excellence. We are excited to partner with Cision’s management team as it embarks on this new chapter.”

Cision Ltd. will file its quarterly report on Form 10-Q reporting its third quarter financial results but does not intend to host a quarterly earnings call.

Financing & Advisors

Equity financing will be provided by investment funds managed, advised or sponsored by Platinum Equity. Platinum Equity has secured committed debt financing for the transaction from Bank of America Merrill Lynch.

Rothschild & Co is serving as lead financial advisor to Cision and its Board of Directors. Centerview Partners LLC and Deutsche Bank Securities Inc. are also acting as financial advisors to Cision. Kirkland & Ellis LLP is acting as legal counsel to Cision, and Gibson, Dunn & Crutcher LLP is acting as M&A legal counsel and Willkie Farr & Gallagher LLP is acting as financing legal counsel to Platinum Equity.

For further information regarding the terms and conditions contained in the definitive merger agreement, please see Cision Ltd.’s Current Report on Form 8-K, which will be filed in connection with this transaction.

About Cision

Cision Ltd. (NYSE: CISN) is a leading global provider of earned media software and services to public relations and marketing communications professionals. Cision’s software allows users to identify key influencers, craft and distribute strategic content, and measure meaningful impact. Cision has over 4,800 employees with offices in 22 countries throughout the Americas, EMEA, and APAC. For more information about its award-winning products and services, including the Cision Communications Cloud®, visit www.cision.com and follow Cision on Twitter @Cision.

About Platinum Equity

Founded in 1995 by Tom Gores, Platinum Equity is a global investment firm with more than $19 billion of assets under management and a portfolio of approximately 40 operating companies that serve customers around the world. Platinum Equity specializes in mergers, acquisitions and operations – a trademarked strategy it calls M&A&O® – acquiring and operating companies in a broad range of business markets, including manufacturing, distribution, transportation and logistics, equipment rental, metals services, media and entertainment, technology, telecommunications and other industries. Over the past 25 years Platinum Equity has completed more than 250 acquisitions.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements, including, without limitation, the statements made concerning the proposed transaction, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s ordinary shares; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the authorization of the merger agreement by the Company’s shareholders and the receipt of certain regulatory approvals; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (vi) risks related to diverting management’s attention from the Company’s ongoing business operations; (vii) the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction; (ix) uncertainties as to Platinum Equity’s ability to obtain financing in order to consummate the merger; and (x) other risks described in the Company’s filings with the SEC, such as its Annual Report on Form 10-K for the year ended December 31, 2018. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, the Company does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s shareholders a proxy statement. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and shareholders may obtain a free copy of documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and shareholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://investors.cision.com or by directing a written request to: Cision Ltd., Attn: Secretary, 130 E. Randolph St., 7th Floor, Chicago, IL 60601.

Participants in the Solicitation

The Company and certain of its directors, executive officers, and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information about directors and executive officers of the Company is set forth in the proxy statement for Cision’s 2019 annual general meeting of shareholders, as filed with the SEC on Schedule 14A on August 9, 2019. Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement with respect to the merger that the Company will file with the SEC and furnish to the Company’s shareholders.

Contacts:

Cision Ltd.:

Investor Contact:

Jack Pearlstein

Chief Financial Officer

Jack.Pearlstein@cision.com

Media Contact:

Jenn Deering Davis

VP, Communications

Jenn.Deering.Davis@cision.com

Platinum Equity:

Dan Whelan

Principal, Platinum Equity

dwhelan@platinumequity.com